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                                                                   Exhibit 23.1

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

  We consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-66843) and the related Prospectus and in the Registration Statement on Form S-8 (No. 333-66923) pertaining to the 1995 Stock Option Plan, as amended, of DepoMed, Inc. of our report dated February 12, 1999, with respect to the financial statements of DepoMed, Inc. included in its Annual Report (Form 10-KSB) for the year ended December 31, 1998.

                                          /s/ ERNST & YOUNG LLP

Palo Alto, California
March 22, 1999